December 28, 2005

110 Media Group, Inc. Acquires Global Portals Online

110 Media Group, Inc. (Patchogue, NY) NASDAQ OTCBB: ONTN.OB has completed the acquisition of pioneer software development company, Global Portals Online in a stock swap deal designed to bolster 110's value.

Terms of the deal calls for 110 Media Group (www.110mediagroup) to acquire all outstanding stock of Global Portals Online, Inc. (www.globalportalsonline.com) in exchange for 11,442,446 shares of 110 Media Group common stock. 110 Media said it plans to fully integrate the Global Portals Online products and brands into its operations immediately.

Through its vertical product lines Global Portals Online, Inc. will enable high-speed cable operators, DSL/Telcos, Hosting/ISP's, major internet portals, media conglomerates, municipalities, online destination and community sites, a complete turnkey private-label solution whereas their consumers or members can obtain all the "do-it-yourself" tools for building their own online business/personal sales portal and/or website. These newly captured consumers and newfound recurring monthly revenues, reflect immediately on the financial bottom line of companies who already have a large community of online users which all aspire to build an online brand, increase registration rates, recurring monthly residuals, retention, frequency and duration of users visiting their site, while enhancing overall revenue and profitability opportunities.

Global Portals Online offers the consumer a chance to build their own online portal, like having your own personalized AOL network of sorts, from a partners site with features such as a easy-to-use multimedia website builder, business/personal life management tools (email, calendar, instant messaging, file sharing, etc.), customized news updates, community tools, automated commerce products, and other options previously unavailable to the novice Webmaster. Global Portals Online is primed to become the easiest and most innovative Internet utility since Yahoo!, coupled with the viral marketing growth of such first-to-market leaders as MSN Hotmail, ICQ, Blue Mountain Arts and Napster.

Global Portals Online' integrated platform offers users a broad range of secure and public features that will turn the consumers own business-in-box portal into a complete customized website, community center, shop module, communication resource and business manager. Unlike other homepage builders such as Geocities, America Online's Hometown, Homestead.com, etc., Global Portals Online gives users groundbreaking, fully integrated high-tech features without compromising ease of use, or its free, giveaway or promotional price tag. That's free, yet the user must select from required hosting plans ranging from $9.95-$29.95 monthly. This is what makes Global Portals Online an attractive offering to big brands, first as a co-branded or private label giveaway to its customers, secondly as a revenue generator, retention tool, advertising model and online database builder.

William Mobley and Andre Forde will assume the CEO and President positions, respectively, within the restructured organization and Darren Cioffi will remain as the CFO.

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Forward Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the Corporation, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Gross turnover could be substantially less in the future due to changes in the law, general economic conditions, or unexpected failure of equipment servicing the accounts. In addition, technical complications, which may arise, could prevent the prompt implementation of the plans outlined above. Additional Safe Harbor Act Disclaimer Notice is available on the web site at http://www.110mediagroup.com


Contact:

110 Media Group, Patchogue, New York
Darren Cioffi 631-207-2227